Exhibit 99.1

PRESS RELEASE MEDIA CONTACT: Liz Shows Odyssey Marine Exploration, Inc. (813) 876-1776 x 2335 lshows@odysseymarine.com

Odyssey Marine Exploration Announces

1-for-12 Reverse Stock Split of Common Stock

Trading on a post-split basis is scheduled to begin on February 22, 2016

TAMPA, Fla., Feb. 18, 2016 – Odyssey Marine Exploration, Inc. (NASDAQ:OMEX), a pioneer in the field of deep-ocean exploration, will implement a 1-for-12 reverse stock split of its common stock, effective during the after-market hours on February 19, 2016.

The reverse stock split will be effective for trading purposes upon the commencement of trading on Monday, February 22, 2016, at which point the company’s common stock will begin trading on a split-adjusted basis on the NASDAQ Capital Market.

At the Annual Meeting of Stockholders on June 9, 2015, Odyssey’s stockholders approved a 1-for-6 reverse stock split. On February 9, 2016, Odyssey’s Board of Directors authorized an additional 1-for-2 reverse stock split, to be effective immediately after the stockholder-approved 1-for-6 reverse stock split is implemented. The two reverse stock splits have the combined effect of a 1-for-12 reverse stock split. The company’s Articles of Incorporation have been amended to reflect the reverse stock split effective February 19, 2016.

At the effective time of the reverse stock splits, every 12 shares of issued and outstanding common stock will be converted into 1 share of issued and outstanding common stock, and the authorized shares of common stock will be reduced from 150,000,000 to 75,000,000 shares. All fractional shares of common stock will be rounded up to the nearest whole share. Immediately after the reverse stock split becomes effective, the company will have approximately 7,534,500 shares of common stock outstanding.

The company’s transfer agent, Computershare Trust Company, N. A. (“Computershare”), will be issuing all of the post-split shares through their paperless Direct Registration System (“DRS”), also known as “book entry form.” Computershare will hold the shares in an account set up for the stockholder. Stockholders who wish to hold paper certificates may obtain such certificates upon request to Computershare.

All book-entry or other electronic positions representing issued and outstanding shares of the company’s common stock will be automatically adjusted. Those stockholders holding common stock in “street name” will receive instructions from their brokers.

All of the company’s options, warrants, and any other convertible securities outstanding immediately before the reverse stock splits will also be adjusted by dividing the number of shares of common stock into which the options, warrants, and other convertible securities are exercisable or convertible by 12 and multiplying the exercise or conversion price thereof by 12, all in accordance with the terms of the plans, agreements, or arrangements governing such options, warrants, and other convertible securities.

Shareholders with questions about the reverse split may submit inquiries by emailing IR@odysseymarine.com.

About Odyssey Marine Exploration

Odyssey Marine Exploration, Inc. (Nasdaq:OMEX) is engaged in deep-ocean exploration using innovative methods and state of-the-art technology for shipwreck projects and mineral exploration. The company also maintains a Facebook page at http://www.facebook.com/OdysseyMarine and a Twitter feed @OdysseyMarine. For additional details on Odyssey Marine Exploration, please visit www.odysseymarine.com.

Forward Looking Information

Odyssey Marine Exploration believes the information set forth in this Press Release may include “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Certain factors that could cause results to differ materially from those projected in the forward-looking statements are set forth in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission on March 16, 2015. The financial and operating projections are based solely on the assumptions developed by Odyssey that it believes are reasonable based upon information available to Odyssey as of the date of this release. All projections and estimates are subject to material uncertainties, and should not be viewed as a prediction or an assurance of actual future performance. The validity and accuracy of Odyssey’s projections will depend upon unpredictable future events, many of which are beyond Odyssey’s control and, accordingly, no assurance can be given that Odyssey’s assumptions will prove true or that its projected results will be achieved.